Q1 2019 QUARTERLY EARNINGS AND SPEEDPAY ACQUISITION PRESENTATION May 9, 2019 ACI Worldwide Exhibit 99.2

This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A discussion of these forward-looking statements and risk factors that may affect them is set forth at the end of this presentation. The Company assumes no obligation to update any forward-looking statement in this presentation, except as required by law. Private Securities Litigation Reform Act of 1995 Safe Harbor For Forward-Looking Statements

Phil Heasley Chief Executive Officer Quarter in Review

Q1 Review and Speedpay Strategic Opportunity Completion of Speedpay acquisition Speedpay brings immediate scale to ACI On Demand Significantly boosts recurring revenue Materially improves net adjusted EBITDA margin Unifies two leading platforms and brings together top talent Accelerates technical innovation through increased R&D and shared feature enhancements Accelerates convergence of Merchant and Bill Pay Combination creates the foundation for a comprehensive digital commerce solution – enabled by integrating our omni-channel merchant, payments intelligence and bill payments assets – to serve the converging segment of merchant commerce and billing. Updating 2019 guidance

To achieve growth in e-commerce and Bill Pay we will combine our assets and invest in going after the fast growing subscription billing space Digital subscription – Digital subscription – Services p.a. We will create an MVP by combining merchant and Bill Pay solutions… Merchant Bill Pay Gateway solution for eCommerce, mCommerce and mobile point of sale Real-time fraud and monitoring of online and mobile transactions for merchants and payment service providers Complete suite of direct bill payment solutions across verticals Suite of customer communication and bill presentment tools Intuitive customer experience/front-end Support for non-card payments We will focus on a sub-segment of new digital billers that combines physical goods and services …to enter into the fast growing digital subscription billing Number of bills, bn 18 3 21 CAGR % Digital Subscriptions Traditional Billing

Scott Behrens Chief Financial Officer Financial Review

*Adjusted for fx Bookings New bookings were $70 million and total bookings were $112 million Both down versus record bookings quarter in Q1 2018 Backlog* 12-month backlog of $813 million, up $3 million from Q4 2018 60-month backlog of $4.2 billion, down $22 million from Q4 2018 Revenue and Adjusted EBITDA On Demand revenue grew 5% versus Q1 2018 On Demand net adjusted EBITDA margin improved 600 bps versus Q1 2018 On Premise revenue declined 9% from Q1 2018 due to timing of non-recurring license revenues On Premise adjusted EBITDA margin 29% versus 37% in Q1 2018 Debt and Liquidity Cash flow from operating activities was $42 million, versus $45 million in Q1 2018 Adjusted operating free cash flow was $35 million, versus $36 million in Q1 2018 Ended the quarter with $176 million in cash Ended the quarter with $679 million in debt, down $6 million from year end $176 million remaining on share repurchase authorization Key Takeaways from the quarter

Updated 2019 Guidance Speedpay expected to contribute between $215 million and $220 million in revenue and between $50 million and $55 million in Adjusted EBITDA to the remainder of 2019 These metrics exclude between $30 million and $35 million in significant transaction related expenses New bookings growth expected to be in the upper single digits to low double digits 2019 adjusted operating free cash flow expected to be in a range of $190 million and $200 million Q2 2019 revenue expected to be $280 million to $290 million 2020 adjusted EBITDA targeted to be in a range of $425 million to $445 million, up from the previous range of $335 million to $350 million Low High Low High Low High Revenue 1,100 1,125 215 220 1,315 1,345 Adjusted EBITDA 310 325 50 55 360 380 $'s in millions Updated 2019 Guidance Prior 2019 Guidance Expected Speedpay Contribution (Partial Year)

Updated 2019 Guidance Other 2019 Guidance Assumptions Interest expense of $65 million and cash interest of $60 million Capital expenditures to approximate $55 million Depreciation and amortization to approximate $130 million Non-cash compensation expense to approximate $35 million to $40 million Pass through interchange revenues to approximate $300 million to $305 million Cash taxes expected to approximate $40 million Effective tax rate expected to approximate 25% Diluted share count to approximate 118.5 million (excluding future share buy-back activity)

Appendix

$750M Speedpay Transaction Summary

Speedpay Overview*

- Carve-out of Western Union's U.S. Bill Pay business includes:
  - ~270 biller customers
  - Speedpay intellectual property
  - ~145 direct employees
- More than $350 million in revenue and $90 million in adjusted EBITDA

Attractive Value*

- $750 million implies 2.2x Revenue and 8.0x EBITDA
  - Valuation prior to consideration of:
    - Tax benefit with NPV of ~$100 million
    - Potential synergies
- Double digit accretive in first full year on an adjusted EPS basis

Transaction Funding

- 100% cash. No financing contingency; bank facility committed at signing
- Pro forma Net debt / EBITDA <4x
- Strong cash flow profile allows for rapid deleveraging

Financial Impact (2019)

- Expect Speedpay to contribute between $215 million and $220 million in revenue and between $50 million and $55 million in Adjusted EBITDA

* Based on 2018 gross revenue and adjusted EBITDA.

ACI UNIVERSAL PAYMENTS.

11

Monthly Recurring Revenue

Historic Bookings By Quarter

Adjusted EBITDA and Segmented Data

Adjusted Operating Free Cash Flow and 60-Month Backlog

EPS Impact of Non-Cash and Significant Transaction Related Items

Contract Duration Metric Represents dollar average remaining contract life (in years) for term license software contracts Excludes perpetual contracts (primarily acquired software contracts) Excludes all On Demand contracts as both cash and revenue are ratable over the contract term

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and non-cash compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include: Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization, and non-cash compensation, as well as significant transaction related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss). Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income. Non-GAAP Financial Measures

Non-GAAP Financial Measures ACI is also presenting adjusted operating free cash flow, which is defined as net cash provided by operating activities, plus net after-tax payments associated with employee-related actions and facility closures, plus net after-tax payments associated with significant transaction-related expenses, and less capital expenditures plus European data center and cybersecurity capital expenditures. Adjusted operating free cash flow is considered a non-GAAP financial measure as defined by SEC Regulation G. We utilize this non-GAAP financial measure, and believe it is useful to investors, as an indicator of cash flow available for debt repayment and other investing activities, such as capital investments and acquisitions. We utilize adjusted operating free cash flow as a further indicator of operating performance and for planning investing activities. Adjusted operating free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities. A limitation of adjusted operating free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. This measure also does not exclude mandatory debt service obligations and, therefore, does not represent the residual cash flow available for discretionary expenditures. We believe that adjusted operating free cash flow is useful to investors to provide disclosures of our operating results on the same basis as that used by our management. ACI also includes backlog estimates, which include all license, maintenance, and services (including SaaS and Platform) specified in executed contracts, as well as revenues from assumed contract renewals to the extent that we believe recognition of the related revenue will occur within the corresponding backlog period. We have historically included assumed renewals in backlog estimates based upon automatic renewal provisions in the executed contract and our historic experience with customer renewal rates.

Backlog is considered a non-GAAP financial measure as defined by SEC Regulation G. Our 60-month backlog estimate represents expected revenues from existing customers using the following key assumptions: Maintenance fees are assumed to exist for the duration of the license term for those contracts in which the committed maintenance term is less than the committed license term. License, facilities management, and SaaS and platform arrangements are assumed to renew at the end of their committed term at a rate consistent with our historical experiences. Non-recurring license arrangements are assumed to renew as recurring revenue streams. Foreign currency exchange rates are assumed to remain constant over the 60-month backlog period for those contracts stated in currencies other than the U.S. dollar. Our pricing policies and practices are assumed to remain constant over the 60-month backlog period.   Estimates of future financial results are inherently unreliable. Our backlog estimates require substantial judgment and are based on a number of assumptions as described above. These assumptions may turn out to be inaccurate or wrong, including, but not limited to, reasons outside of management’s control. For example, our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in the customer’s industry or geographic location, or we may experience delays in the development or delivery of products or services specified in customer contracts which may cause the actual renewal rates and amounts to differ from historical experiences. Changes in foreign currency exchange rates may also impact the amount of revenue actually recognized in future periods. Accordingly, there can be no assurance that contracts included in backlog estimates will actually generate the specified revenues or that the actual revenues will be generated within the corresponding 60-month period.   Backlog should be considered in addition to, rather than as a substitute for, reported revenue and deferred revenue. Non-GAAP Financial Measures

This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this presentation include, but are not limited to, statements regarding: Expectations that Speedpay brings immediate scale, significantly boosting recurring revenue and materially improving net adjusted EBITDA margin; Expectations regarding our leadership position, talent and technical innovation ; Expectations regarding the convergence of Merchant and Bill Pay and the creation of an MVP; 2019 financial guidance related to revenue, adjusted EBITDA and full-year new bookings growth; Expectations regarding revenue in the second quarter of 2019; Expectations regarding adjusted operating free cash flow in 2019; Expectations regarding 2020 adjusted EBITDA target; and Expectations regarding 2019 interest expense, capital expenditures, tax rate, and other financial guidance. Forward-Looking Statements

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, the success of our Universal Payments strategy, demand for our products, restrictions and other financial covenants in our debt agreements, consolidations and failures in the financial services industry, customer reluctance to switch to a new vendor, the accuracy of management’s backlog estimates, the maturity of certain products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, volatility and disruption of the capital and credit markets and adverse changes in the global economy, our existing levels of debt, impairment of our goodwill or intangible assets, litigation, future acquisitions, strategic partnerships and investments, the complexity of our products and services and the risk that they may contain hidden defects or be subjected to security breaches or viruses, compliance of our products with applicable legislation, governmental regulations and industry standards, our ability to protect customer information from security breaches or attacks, our compliance with privacy regulations, our ability to adequately defend our intellectual property, exposure to credit or operating risks arising from certain payment funding methods, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, business interruptions or failure of our information technology and communication systems, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, exposure to unknown tax liabilities, volatility in our stock price, and potential claims associated with our sale and transition of our CFS assets and liabilities. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Forward-Looking Statements